Exhibit 4.6


                               EXCHANGE AGREEMENT

         EXCHANGE AGREEMENT (this "Agreement"), dated as of June 30, 1999, by and among DynaGen, Inc., a corporation organized under the laws of the State of Delaware (the "Company"), with headquarters located at 840 Memorial Drive, Cambridge, Massachusetts 02139, and the purchaser named on the signature page hereto "Purchaser").

         WHEREAS:

         A. The Company and the Purchaser are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by Section 4(2) of the Securities Act of 1933, as amended (the "Securities Act").

         B. The Company desires to sell and issue to the Purchaser, and the Purchaser desires to purchase, in consideration for the exchange and cancellation of that certain 8% Convertible Debenture of the Company dated May 13, 1999 in favor of the Purchaser in the principal amount of $___________ (the "Debenture"), ________ shares of Series I Preferred Stock, par value $0.01 per share, of the Company (the "Series I Stock"), in accordance with the terms and conditions set forth therein (the shares of common stock, $0.01 par value per share, issuable upon conversion of the Series I Stock are referred to herein as the "Common Shares," and the Series I Preferred Stock and the Common Shares are sometimes collectively referred to herein as the "Securities").

         NOW, THEREFORE, the Company and the Purchaser hereby agree as follows:

              1.   PURCHASE AND SALE OF SERIES I STOCK

         a. Purchase of Series I Stock. The Company hereby agrees to issue and sell to the Purchaser, and the Purchaser agrees to purchase from the Company, the number of shares of Series I Stock set forth next to the Purchaser's name on the signature page of this Agreement.

         b. FORM OF PAYMENT. PURCHASER HEREBY TENDERS TO THE COMPANY THE DEBENTURE IN PAYMENT OF THE PURCHASE PRICE FOR THE SERIES I STOCK. THE DEBENTURE AND THE DEBT EVIDENCED THEREBY SHALL BE CANCELED ON THE BOOKS OF THE COMPANY AS OF THE DATE HEREOF. The Company agrees to pay to the Purchaser, on demand, all interest accrued on the Debenture from May 13, 1999 to the date hereof, in shares of Common Stock, valued at the average Market Price of the Common Stock for the three (3) trading days (which need not be consecutive) selected by the holder from the five (5) trading days ending on the trading day immediately before the date such demand is received. Market Price of the Common Stock" means
(x) the closing bid price of the Common Stock for the period indicated in the relevant provision, as reported by Bloomberg, LP or, if not so reported, as reported on the over-the-counter market or (y) if the Common Stock is listed on a stock exchange, the closing price on such exchange, as reported in The Wall Street Journal.

         2. PURCHASER'S REPRESENTATIONS AND WARRANTIES


         The Purchaser represents and warrants to the Company that:

         a. Investment Purpose. It is purchasing the Securities for its own account for investment only and not with a present view towards the public sale or distribution thereof, except pursuant to sales that are exempt from the registration requirements of the Securities Act and/or sales registered under the Securities Act. The Purchaser understands that the Purchaser must bear the economic risk of this investment indefinitely. The Purchaser understands that the Securities have not been and are not being registered under the Securities Act or any state securities laws, and may not be transferred unless the Securities are registered pursuant to the Securities Act and any applicable state securities or blue sky laws or an exemption from such registration is available, and that the Company has no present intention of registering, or obligation to register, any such Securities.


         The Purchaser understands that while such restrictions are in effect the certificates for the Securities may bear a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of the certificates for such Securities):

         The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended. The securities have been acquired for investment and may not be sold, transferred or assigned in the absence of an effective registration statement for the securities under said Act, or an opinion of counsel, in form, substance and scope customary for opinions of counsel in comparable transactions, that registration is not required under said Act or unless the Company is provided with reasonable assurances that the securities were sold pursuant to Rule 144 under said Act.

         b. Accredited Investor Status/Representation by Counsel. The Purchaser is an "accredited investor" as defined in Rule 501(a) promulgated under the Securities Act and has reviewed all of the Company's periodic and other filings with the Securities and Exchange Commission (the "Company SEC Documents"). The Purchaser is represented by counsel.

         c. Reliance on Exemptions. The Purchaser understands that the Securities are being offered and sold to the Purchaser in reliance upon specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying upon the truth and accuracy of, and the Purchaser's compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Purchaser set forth herein in order to determine the availability of such exemptions and the eligibility of the Purchaser to acquire the Securities.

         d. Information. The Purchaser and its counsel or representative, if any, have been furnished all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Securities which have been requested by such Purchaser or its counsel or representative. The Purchaser and its counsel, if any, have been afforded the opportunity to ask questions of the Company and have received what such Purchaser believes to be complete and satisfactory answers to any such inquiries.

         e. Speculative Investment. The Purchaser has been informed and understands that (i) this investment involves a HIGH DEGREE OF RISK, and (ii) the Company's independent auditors have included an explanatory paragraph in their opinion on the Company's financial statements expressing substantial doubt about the Company's ability to continue as a going concern. In particular, the Purchaser has read and carefully considered the information set forth in the Company SEC Documents, including, without limitation, under the heading "Certain Factors That May Affect Future Results" in the Company's Annual Report on Form 10-KSB for the Year Ended December 31, 1998, as amended through the date hereof, and the Company's Quarterly Report on Form 10-QSB for the Quarter Ended March 31, 1999, as amended through the date hereof.

         f. Authorization; Enforcement. This Agreement has been duly and validly authorized, executed and delivered on behalf of the Purchaser and constitutes the valid and binding agreements of the Purchaser enforceable in accordance with its terms.

         g. Location of Purchaser. The Purchaser has advised the Company in writing with respect to the jurisdiction wherein the investment decision regarding the Purchaser's acquisition of the Securities has been made.

         3. OTHER AGREEMENTS

         a. Representations and Warranties of the Company. Reference is made hereby to that certain Securities Purchase Agreement, dated May 13, 1999 by and between the Company and the Purchaser (the "Securities Purchase Agreement") as well as the "Transaction Documents," as defined therein. The Securities Purchase Agreement is hereby amended to the extent necessary to provide that "Securities" as defined therein shall include the shares of Series I Preferred Stock to be issued hereunder. Each of the representations and warranties of the Company made in the Securities Purchase Agreement is hereby incorporated into this Agreement by reference with the same force and effect as if such representation or warranty was set fully forth herein (except for the representation of the Company in Section 3.4 of the Securities Purchase Agreement as to the outstanding securities of the Company, which has changed since May 13, 1999).

         b. Registration Rights. The Registration Rights Agreement dated May 13, 1999 by and between the Company and the Purchaser is hereby amended to the extent necessary to provide that "Registrable Securities" as defined therein shall include the Common Shares issuable upon conversion of shares of Series I Preferred Stock to be issued hereunder. The Securities Purchase Agreement and Registration Rights Agreement, as amended hereby, and each other Transaction Document (except for the Debentures) shall remain in full force and effect after the execution and delivery of this Agreement, including without limitation all obligations of the Company under Sections 2 and 3 of the Registration Rights Agreement.

         4. GOVERNING LAW; MISCELLANEOUS

         a. Governing Law; Jurisdiction. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware applicable to contracts made and to be performed in the State of Delaware.

         b. Counterparts. This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other parties.

         c. Headings. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

         d. Severability. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement or the validity or enforceability of this Agreement in any other jurisdiction.

         e. Entire Agreement; Amendments. This Agreement and the instruments referenced herein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor the Purchaser make any representation, warranty, covenant or undertaking with respect to such matters. No provision of this Agreement may be waived other than by an instrument in writing signed by the party to be charged with enforcement and no provision of this Agreement may be amended other than by an instrument in writing signed by the Company and the Purchaser.

         f. Notices. Any notices required or permitted to be given under the terms of this Agreement shall be sent by certified or registered mail (return receipt requested) or delivered personally or by courier, overnight delivery service or by confirmed telecopy, and shall be effective five days after being placed in the mail, if mailed, or upon receipt or refusal of receipt, if delivered personally or by courier, overnight delivery service or confirmed telecopy, in each case addressed t a party. The addresses for such communications shall be:


         If to the Company:

                 DynaGen, Inc.
                 840 Memorial Drive
                 Cambridge, Massachusetts 02139
                 Telecopy: (617) 354-3902
                 Attention: Dhananjay G. Wadekar

         with a copy to:

                 Foley, Hoag & Eliot LLP
                 One Post Office Square
                 Boston, Massachusetts  02109
                 Telecopy:  (617) 832-7000
                 Attention: David A. Broadwin, Esq.

         If to Purchaser, to the address set forth on the signature page hereof.

         Each party shall provide notice to the other parties of any change in address.

         g. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and assigns. Neither the Company nor any Purchaser shall assign this Agreement or any rights or obligations hereunder without the prior written consent of the other.

         IN WITNESS WHEREOF, the undersigned Purchaser and the Company have caused this Agreement to be duly executed as of the date first above written.

                                         PURCHASER
                                         ___________________________________

                                         By:________________________________
                                         Name:______________________________
                                         Title:_____________________________

                                         Notice Address:
                                         ___________________________________
                                         ___________________________________

                                         Telecopy:__________________________


                                         ACCEPTED:

                                         DYNAGEN, INC.

                                         By:________________________________
                                         Name:______________________________
                                         Title:_____________________________